UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) August 24, 2007

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382
(State or other jurisdiction of incorporation and organisation)	(Commission File Number)	(IRS Employer Identification No.)

Clarendon House, Church Street, Hamilton		HM 11 Bermuda
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 24, 2007, Central European Media Enterprises Ltd. (the “Company”) entered into a subscription agreement (the “Subscription Agreement”) with Igor Kolomoisky (“Kolomoisky”), providing for the issuance to Kolomoisky of 1,275,227 unregistered shares of Class A Common Stock of the Company (the “Shares”) for aggregate cash consideration of  US$ 110,000,000. Under the terms of the Subscription Agreement, Kolomoisky has agreed not to sell the Shares for a two-year period.

The Company also entered into a registration rights agreement with Kolomoisky on August 24, 2007 (the “Registration Rights Agreement”). Under the Registration Rights Agreement, Kolomoisky has been granted the right to make one demand registration for all of the Shares from the second anniversary of the date of completion of his purchase of the Shares. He also has been granted piggyback registration rights. The registration rights expire on the fourth anniversary of the date of completion unless earlier terminated in accordance with the Registration Rights Agreement.

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the Subscription Agreement referred to in Item 1.01 of this Form 8-K, the Company has issued 1,275,227 shares of Class A Common Stock of the Company to Kolomoisky for aggregate cash consideration of US$ 110,000,000. These shares have been issued pursuant to the exemptions from registration contained in Section 4(2) of the United States Securities Act of 1933.  Kolomoisky has been granted certain registration rights under the Registration Rights Agreement referred to in Item 1.01 of this Form 8-K.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 16, 2007, the Board of Directors of the Company resolved to appoint Kolomoisky as a member of the Board of Directors in connection with his agreeing to enter into the Subscription Agreement referred to in Item 1.01 of this Form 8-K. This appointment is effective as of the date of completion of his purchase of Shares under the Subscription Agreement. Such purchase was completed on the date hereof.  Neither Kolomoisky nor any of his immediate family members have engaged in any related party transactions with the Company or its subsidiaries during the current year or the year ended December 31, 2006 that are required to be reported under Item 404(a) of Regulation S-K.

Frank Ehmer resigned from his position as a Director of the Company with effect from the date of completion of the purchase of Shares by Kolomoisky in order to ensure that the composition of the Board of Directors contains a majority of independent directors. The Corporate Governance/Nominating Committee, on behalf of the Board of Directors, is seeking a candidate for membership on the Board of Directors who will qualify as independent under the NASDAQ Marketplace Rules. At such time as a suitably qualified candidate is identified, the Board of Directors intends to appoint such candidate and simultaneously to reappoint Frank Ehmer to the Board of Directors.  In the interim, Mr. Ehmer will be an observer to the Board of Directors.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

Date: August 30, 2007	/s/ Michael Garin
Michael Garin
Chief Executive Officer